UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 20, 2010
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-25771	13-3951476
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 20, 2010, Gino M. Sabatini, age 41, was appointed President of Corporate Property Associates 14 Incorporated (“the registrant”).
Mr. Sabatini continues to serve as a Managing Director in the investment department of W. P. Carey & Co. LLC, the registrant’s advisor, as well as its affiliated non-traded real estate investment trusts, Corporate Property Associates 15 Incorporated, Corporate Property Associates 16 — Global Incorporated, and Corporate Property Associates 17 — Global Incorporated. Mr. Sabatini joined W. P. Carey’s investment department in 2000 and was promoted to his current position of Managing Director in 2009. Mr. Sabatini is a graduate of the University of Pennsylvania where he was enrolled in the Management and Technology program. He received a B.Sc. in Mechanical Engineering from the Engineering School, a B.Sc. in Economics from the University of Pennsylvania’s Wharton School and an MBA from Harvard Business School.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 14 Incorporated
Date: January 26, 2010	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Acting Chief Financial Officer